Exhibit 23.3

北京德恒（珠海）律师事务所	地址:中国·珠海香洲区凤凰北路2099号安广大厦19楼
电话:0756-2888658 传真:0756-3263938、3263939
DeHeng Law Offices (Zhuhai)	E-mail:zhuhai@dehenglaw.com P.C.:519000
http://www.dhzhl.com

September 29, 2021

LEGAL OPINION

To: Powerbridge Technologies Co., Ltd.

Dear Sirs:

1. We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws. For the purpose of this legal opinion (this “Opinion”), the PRC Laws does not include the Hong Kong Special Administrative Region Laws, the Macau Special Administrative Region Laws and the Taiwan Laws.

2. We act as the PRC counsel to Powerbridge Technologies Co., Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the offering (the “Offering”) by the Company of the convertible notes with the aggregate principal amount of US$4,000,000 and the warrants to purchase an aggregate of 653,061 ordinary shares of the Company.

3. In connection with the Offering, we have been requested to provide this Opinion as to the description of the PRC laws in the prospectus, in accordance with the Company’s Registration Statement on Form F-1 (the “Registration Statement”).

Our legal opinion is as follows:

We hereby give, and confirm that we have not withdrawn, our consent to the issue of the Registration Statement by the Company, with the inclusion therein of all references to our name and our legal opinions in respect of certain aspects of the Company and its PRC subsidiaries and the PRC operating entities, in the form and context in which they respectively appear in the Registration Statement.

We also consent to copies of this letter and our legal opinions being made available for public inspection typeset as an exhibit to the Registration Statement.

This opinion is subject to the following qualifications:

(a)	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(b)	We have not verified, and express no opinion on the truthfulness, accuracy and completeness of all factual statements expressly made in the Registration Statement.

(c)	This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(d)	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered solely to you for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent.

This Opinion is given for the benefit of the addressee hereof, and without our express prior written consent, may not be relied upon by any person or entity other than the addressee and its international legal counsel. Save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the international legal counsel of the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the U.S. Securities and Exchange Commission or any other regulatory agencies.

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北京德恒（珠海）律师事务所	地址:中国·珠海香洲区凤凰北路2099号安广大厦19楼
电话:0756-2888658 传真:0756-3263938、3263939
DeHeng Law Offices (Zhuhai)	E-mail:zhuhai@dehenglaw.com P.C.:519000
http://www.dhzhl.com

北京德恒（珠海）律师事务所	地址:中国·珠海香洲区凤凰北路2099号安广大厦19楼
电话:0756-2888658 传真:0756-3263938、3263939
DeHeng Law Offices (Zhuhai)	E-mail:zhuhai@dehenglaw.com P.C.:519000
http://www.dhzhl.com

Yours faithfully,

By:	/s/ DeHeng Law Offices (Zhuhai)
DeHeng Law Offices (Zhuhai)